EX-g.5

                                                               [GRAPHIC OMITTED]

MUNICH AMERICAN REASSURANCE COMPANY
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Automatic YRT
Reinsurance Agreement



between



Jackson National Life Insurance Company
Lansing, Michigan
                 (hereinafter referred to as the "Ceding Company")



and



Munich American Reassurance Company
Atlanta, Georgia
                 (hereinafter referred to as "MARC")



Effective                  March 8, 2004
              -----------------------------------------



Treaty #                       3138
              -----------------------------------------


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

TABLE OF CONTENTS
                                                                                                               PAGE


ARTICLE 1 - PREAMBLE..............................................................................................1

   1.1     PARTIES TO THE AGREEMENT...............................................................................1
   1.2     COMPLIANCE.............................................................................................1
   1.3     CONSTRUCTION...........................................................................................1
   1.4     ENTIRE AGREEMENT.......................................................................................1
   1.5     SEVERABILITY...........................................................................................1

ARTICLE 2 - AUTOMATIC REINSURANCE.................................................................................2

   2.1     GENERAL CONDITIONS.....................................................................................2
   2.2     NEW BUSINESS...........................................................................................2
   2.3     RETAINED AMOUNTS.......................................................................................2
   2.4     UNDERWRITING STANDARDS.................................................................................2

ARTICLE 3 - FACULTATIVE REINSURANCE...............................................................................3

ARTICLE 4 - COMMENCEMENT OF LIABILITY.............................................................................4

   4.1     AUTOMATIC REINSURANCE..................................................................................4
   4.2     FACULTATIVE REINSURANCE................................................................................4

ARTICLE 5 - REINSURED RISK AMOUNT.................................................................................5

   5.1     LIFE...................................................................................................5

ARTICLE 6 - PREMIUM ACCOUNTING....................................................................................6

   6.1     PREMIUMS...............................................................................................6
   6.2     PAYMENT OF PREMIUMS....................................................................................6
   6.3     DELAYED PAYMENT........................................................................................6
   6.4     FAILURE TO PAY PREMIUMS................................................................................6
   6.5     PREMIUM RATE GUARANTEE.................................................................................7

ARTICLE 7 - REDUCTIONS, TERMINATIONS AND CHANGES..................................................................8

   7.1     REDUCTIONS AND TERMINATIONS............................................................................8
   7.2     INCREASES..............................................................................................8
   7.3     RISK CLASSIFICATION CHANGES............................................................................9
   7.4     REINSTATEMENT..........................................................................................9
   7.5     NONFORFEITURE BENEFITS.................................................................................9

ARTICLE 8 - CONVERSIONS, EXCHANGES, AND REPLACEMENTS.............................................................10

   8.1     CONVERSIONS...........................................................................................10
   8.2     EXCHANGES AND REPLACEMENTS............................................................................10

ARTICLE 9 - CLAIMS...............................................................................................11

   9.1     NOTICE................................................................................................11
   9.2     PROOFS................................................................................................11
   9.3     AMOUNT AND PAYMENT OF REINSURANCE BENEFITS............................................................11
   9.4     CONTESTABLE CLAIMS....................................................................................12
   9.5     CLAIM EXPENSES........................................................................................12
   9.6     MISREPRESENTATION OR SUICIDE..........................................................................12

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               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP



   9.7     MISSTATEMENT OF AGE OR SEX............................................................................12
   9.8     EXTRA-CONTRACTUAL DAMAGES.............................................................................13

ARTICLE 10 - RETENTION LIMIT CHANGES.............................................................................14

ARTICLE 11 - RECAPTURE...........................................................................................15

ARTICLE 12 - GENERAL PROVISIONS..................................................................................16

   12.1    CURRENCY..............................................................................................16
   12.2    PREMIUM TAX...........................................................................................16
   12.3    INSPECTION OF RECORDS.................................................................................16
   12.4    FORMS, MANUALS & ISSUE RULES..........................................................................16
   12.5    INTEREST RATE.........................................................................................16
   12.6    OTHER.................................................................................................16
   12.7    CREDIT FOR REINSURANCE................................................................................16

ARTICLE 13 - DAC TAX.............................................................................................17

ARTICLE 14 - OFFSET..............................................................................................18

ARTICLE 15 - INSOLVENCY..........................................................................................19

   15.1    INSOLVENCY OF A PARTY TO THIS AGREEMENT...............................................................19
   15.2    INSOLVENCY OF THE CEDING COMPANY......................................................................19

ARTICLE 16 - ERRORS AND OMISSIONS................................................................................20

ARTICLE 17 - DISPUTE RESOLUTION..................................................................................21

ARTICLE 18 - ARBITRATION.........................................................................................22

ARTICLE 19 - CONFIDENTIALITY.....................................................................................24

ARTICLE 20 - DURATION OF AGREEMENT...............................................................................26

ARTICLE 21 - EXECUTION...........................................................................................27

Exhibits
A    -   Retention Limits of the Ceding Company
B    -   Plans Covered and Binding Limits
C    -   Forms, Manuals and Issue Rules
D    -   Reinsurance Premiums
E    -   Self-Administered Reporting
F    -   List of Risks Reinsured
G    -   List of Amendments
H    -   In Force Summary Form
I    -   Application for Facultative Reinsurance Form

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


               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP

                                                            ARTICLE 1 - PREAMBLE



1.1      PARTIES TO THE AGREEMENT
         This is a YRT agreement for indemnity reinsurance (the "Agreement") solely between Jackson National Life Insurance Company, Lansing, Michigan (referred to as the "Ceding Company"), and Munich American Reassurance Company of Atlanta, Georgia ("MARC"), collectively referred to as the "parties".

         The acceptance of risks under this Agreement will create no right or legal relationship between MARC and the insured, owner or beneficiary of any insurance policy or other contract of the Ceding Company.

         The Agreement will be binding upon the Ceding Company and MARC and their respective successors and assigns.

1.2      COMPLIANCE
         This Agreement applies only to the issuance of insurance by the Ceding Company in a jurisdiction in which it is properly licensed.

         The Ceding Company represents that, to the best of its knowledge, it is in compliance with all state and federal laws applicable to the business reinsured under this Agreement. In the event the Ceding Company is found to be in non-compliance with any law material to this Agreement, the Agreement will remain in effect and the Ceding Company will indemnify MARC for any direct loss MARC suffers as a result of the non-compliance, and will seek to remedy the non-compliance.

1.3      CONSTRUCTION
         This Agreement will be construed in accordance with the laws of the state of Michigan.

1.4      ENTIRE AGREEMENT
         This Agreement constitutes the entire agreement between the parties with respect to the business reinsured hereunder. There are no understandings between the parties with respect to the business reinsured hereunder other than as expressed in this Agreement. Any change or modification to this Agreement will be null and void unless made by amendment to this Agreement and signed by both parties.

1.5      SEVERABILITY
         If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not impair or affect the validity or the enforceability of the remaining provisions of this Agreement.


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               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP

                                               ARTICLE 2 - AUTOMATIC REINSURANCE



2.1      GENERAL CONDITIONS
         The Ceding Company will automatically cede to MARC new business as defined in Section 2.2 on the life insurance policies, supplementary benefits, and riders listed in Exhibit B issued on and after the effective date of this Agreement. The basis for the automatic reinsurance is shown in Exhibit B.

         MARC will automatically accept its share of the above-referenced policies up to the limits shown in Exhibit B, provided that:

         (a) The insured, at the time of the application, must be a permanent resident of the United States or Canada,

         (b) the Ceding Company keeps its full retention, as specified in Exhibit A, or otherwise holds its full retention on a life under previously issued inforce policies and applies the same underwriting standards it would have applied if the new policy had fallen completely within its regular retention,

         (c) the Ceding Company applies its normal underwriting guidelines in accordance with Section 2.4 of this article and Section 12.4,

         (d) the total of the new ultimate amount of reinsurance required including contractual increases, and the amount already reinsured on that life under this Agreement and all other agreements between MARC and the Ceding Company, does not exceed the Automatic Binding Limits set out in Exhibit B,

         (e) the amount of life insurance in force in all companies, including any coverage to be replaced plus the amount currently applied for on that life in all companies, does not exceed the Jumbo Limit stated in Exhibit B, and

         (f) the application is on a life that has not been submitted facultatively to MARC or any other reinsurer, unless the reason for any prior facultative submission was solely for capacity that may now be accommodated within the terms of this Agreement.

2.2      NEW BUSINESS
         New business as defined in this article and Article 8.2 are those policies on which (a) the Ceding Company has obtained complete and current underwriting evidence on the full amount issued, (b) the full normal commissions are paid by the Ceding Company for the new plan, and
         (c) the suicide and contestable provisions apply from the effective date of the new plan.

2.3      RETAINED AMOUNTS
         The Ceding Company may not reinsure on any basis any portion of the amount it has retained on the business covered under this Agreement, without prior notification to MARC.

2.4      UNDERWRITING STANDARDS
         The parties hereby declare and agree that all policies and benefits covered under this Agreement shall be issued in accordance with the Ceding Company's normal underwriting standards and guidelines. These rules shall be provided to MARC in writing and any material changes in them shall be subject to the written approval of MARC before being applied to policies and benefits to be covered by this Agreement.

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               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP

                                             ARTICLE 3 - FACULTATIVE REINSURANCE


3.1 The Ceding Company may submit any application on a plan or rider identified in Exhibit B to MARC for its consideration on a facultative basis.

         The Ceding Company will apply for reinsurance on a facultative basis by sending to MARC an Application for Facultative Reinsurance, providing the information outlined in Exhibit I. Accompanying this Application will be copies of all underwriting evidence that is available for risk assessment including, but not limited to, copies of the application for insurance, medical examiners' reports, attending physicians' statements, inspection reports, and any other information bearing on the insurability of the risk. The Ceding Company also will notify MARC of any outstanding underwriting requirements at the time of the facultative submission. Any subsequent information received by the Ceding Company that is pertinent to the risk assessment will be immediately transmitted to MARC.

         After consideration of the Application for Facultative Reinsurance and related information, MARC will promptly inform the Ceding Company of its underwriting decision. MARC's offer will expire at the end of 120 days, unless otherwise specified by MARC.

         If the underwriting decision is acceptable, the Ceding Company will notify MARC in writing of its acceptance of the offer.

         Unless the Ceding Company gives notification before the expiration date, there shall not be any reinsurance on the risk and Errors and Omissions will not apply.

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               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP

                                           ARTICLE 4 - COMMENCEMENT OF LIABILITY



4.1      AUTOMATIC REINSURANCE
         For automatic reinsurance, MARC's liability for amounts ceded hereunder will commence at the same time as the Ceding Company's liability.

4.2      FACULTATIVE REINSURANCE
         For facultative reinsurance, MARC's liability will commence at the same time as the Ceding Company's liability, provided that MARC has made a facultative offer and that offer was accepted in accordance with the terms of this Agreement.

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               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP

                                               ARTICLE 5 - REINSURED RISK AMOUNT



5.1      LIFE
         The reinsured net amount at risk of the policy is defined as the policy face amount less the cash value, account value, or terminal reserve, less the amount retained by the Ceding Company, and for automatic policies, multiplied by MARC's share as stated in Exhibit B. For variable amount plans, the reinsured net amount at risk is calculated using the account value in effect at the end of the monthly reinsurance billing period.

         Any change in the net amount at risk due to changes in the policy's cash value or account value will be shared proportionately between the Ceding Company and MARC.

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               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP

                                                  ARTICLE 6 - PREMIUM ACCOUNTING



6.1      PREMIUMS
         Reinsurance premium rates for life insurance and other benefits reinsured under this Agreement are shown in Exhibit D. The rates will be applied to the reinsured net amount at risk.

         The Ceding Company will pay MARC the percentages of the premium rates shown in Exhibit D.

6.2      PAYMENT OF PREMIUMS
         Reinsurance premiums are payable annually and in advance. The Ceding Company will calculate the amount of reinsurance premium due and, within ten (10) days after the end of the month, will send MARC a statement that contains the information shown in Exhibit E, showing reinsurance premiums due for that period. If an amount is due MARC, the Ceding Company will remit that amount together with the statement. If an amount is due the Ceding Company, MARC will remit such amount within twenty (20) days of receipt of the statement.

6.3      DELAYED PAYMENT
         Premium balances that remain unpaid for more than thirty (30) days after the Remittance Date will incur interest from the end of the reporting period. The Remittance Date is defined as thirty (30) days after the end of the reporting period. Interest will be calculated using the index specified in Article 12.5.

6.4      FAILURE TO PAY PREMIUMS
         The payment of reinsurance premiums is a condition precedent to the liability of MARC for reinsurance covered by this Agreement. In the event that reinsurance premiums are not paid within thirty (30) days of the Remittance Date, MARC will have the right to terminate the reinsurance under all policies having reinsurance premiums in arrears. If MARC elects to exercise its right of termination, it will give the Ceding Company thirty (30) days written notice of its intention. Such notice will be sent by certified mail.

         If all reinsurance premiums in arrears, including any that become in arrears during the thirty (30) day notice period, are not paid before the expiration of the notice period, MARC will be relieved of all liability under those policies as of the last date to which premiums have been paid for each policy. Reinsurance on policies on which reinsurance premiums subsequently fall due will automatically terminate as of the last date to which premiums have been paid for each policy, unless reinsurance premiums on those policies are paid on or before their Remittance Dates.

         Terminated reinsurance may be reinstated, subject to approval by MARC, within thirty (30) days of the date of termination, and upon payment of all reinsurance premiums in arrears including any interest accrued thereon. MARC will have no liability for any claims incurred between the date of termination and the date of the reinstatement of the reinsurance. The right to terminate reinsurance will not prejudice MARC's right to collect premiums for the period during which reinsurance was in force prior to the expiration of the thirty (30) days notice.

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               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP

         The Ceding Company will not force termination under the provisions of this Article solely to avoid the provisions regarding recapture in
         Article 11, or to transfer the reinsured policies to another reinsurer.


6.5      PREMIUM RATE GUARANTEE
         MARC does not guarantee the premium rates for more than one (1) year, hence deficiency reserves are not required.

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               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP

                                ARTICLE 7 - REDUCTIONS, TERMINATIONS AND CHANGES


Whenever a change is made in the status, plan, amount or other material feature of a policy reinsured under this Agreement, MARC will, upon receipt of notification of the change, provide adjusted reinsurance coverage in accordance with the provisions of this Agreement. The Ceding Company will notify MARC of any such change within thirty (30) days of its effective date.

7.1      REDUCTIONS AND TERMINATIONS
         In the event of the reduction, lapse, or termination of a policy or policies reinsured under this Agreement or any other agreement, the Ceding Company will, reduce or terminate reinsurance on that life. The reinsured amount on the life with all reinsurers will be reduced, effective on the same date, by the amount required such that the Ceding Company maintains its retention as defined under this Agreement.

         The reinsurance reduction will apply first to the policy or policies being reduced and then, on a chronological basis, to other reinsured policies on the life, beginning with the oldest policy. If a fully retained policy on a life that is reinsured under this Agreement is terminated or reduced, the Ceding Company will reduce the existing reinsurance on that life by a corresponding amount, with the reinsurance on the oldest policy being reduced first. If the amount of reduction exceeds the risk amount reinsured, the reinsurance on the policy or policies will be terminated.

         MARC will refund any unearned reinsurance premiums net of allowances. However, the reinsured portion of any policy fee will be deemed earned for a policy year if the policy is reinsured during any portion of that policy year.

7.2      INCREASES
         (A)  NONCONTRACTUAL INCREASES
              If the amount of insurance is increased as a result of a noncontractual change, the increase will be underwritten by the Ceding Company in accordance with its customary standards and procedures and will be considered new reinsurance under this Agreement. MARC's approval is required if the original policy was reinsured on a facultative basis or if the new amount will cause the reinsured amount on the life to exceed either the Automatic Binding Limits or the Jumbo Limits shown in Exhibit B.

              MARC will assume its share of the entire amount in excess of the Ceding Company's applicable retention. Premiums for the additional reinsurance will be at the new-issue rate from the point of increase.

         (B)  CONTRACTUAL INCREASES
              For policies reinsured on an automatic basis, reinsurance of increases in amount resulting from contractual policy provisions will be accepted only up to the Automatic Binding Limits shown in Exhibit B.

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               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP

              For policies reinsured on a facultative basis, reinsurance will be limited to the ultimate amount shown in MARC's facultative offer. Reinsurance premiums for contractual increases will be on a point-in-scale basis from the original issue age of the policy.

7.3      RISK CLASSIFICATION CHANGES
         If the policyholder requests a Table Rating reduction or removal of a Flat Extra, such change will be underwritten according to the Ceding Company's normal underwriting practices. Risk classification changes on facultative policies will be subject to MARC's approval.

7.4      REINSTATEMENT
         If a policy reinsured on an automatic basis is reinstated in accordance with its terms and in accordance with Ceding Company rules and procedures, MARC will, upon notification of reinstatement, automatically reinstate the reinsurance coverage. If a policy reinsured on a facultative basis is reinstated, approval by MARC will be required prior to the reinstatement of the reinsurance if the Ceding Company's regular reinstatement rules indicate that more evidence than a Statement of Good Health is required.

         Upon reinstatement of the reinsurance coverage, the Ceding Company will pay the contractual reinsurance premiums plus accrued interest for the period and at the interest rate for which it receives premiums in arrears.

7.5      NONFORFEITURE BENEFITS
         (A)  EXTENDED TERM
              If the original policy lapses and extended term insurance is elected under the terms of the policy, reinsurance will continue on the same basis as under the original policy until the expiry of the extended term period.

         (B)  REDUCED PAID-UP
              If the original policy lapses and reduced paid-up insurance is elected under the terms of the policy, the amount reinsured will be reduced.

              Reinsurance will be reduced by the full amount of the reduction. The reinsurance premiums will be calculated in the same manner as reinsurance premiums were calculated on the original policy. If the amount of reduction exceeds the risk amount reinsured, the reinsurance on the policy will be terminated.

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               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP

                            ARTICLE 8 - CONVERSIONS, EXCHANGES, AND REPLACEMENTS



If a policy reinsured under this Agreement is converted, exchanged or replaced, the Ceding Company will promptly notify MARC. Unless mutually agreed otherwise, policies that are not reinsured with MARC and that exchange or convert to a plan covered under this Agreement will not be reinsured hereunder.

8.1      CONVERSIONS
         MARC will continue to reinsure policies resulting from the contractual conversion of any policy reinsured under this Agreement, in an amount not to exceed the original amount reinsured hereunder. If the plan to which the original policy is converting is reinsured by MARC, either under this Agreement or under a different Agreement, reinsurance premium rates for the resulting converted policy will be those contained in the Agreement that covers the plan to which the original policy is converting. However, if the new plan is not reinsured by MARC, reinsurance premiums for a policy resulting from a contractual conversion will be agreed upon between the parties. Reinsurance premiums and any allowances for conversions will be on a point-in-scale basis from the original issue age of the policy.

         If the conversion results in an increase in the risk amount, the increase will be underwritten by the Ceding Company in accordance with its customary standards and procedures. MARC will accept such increases, subject to the new business provisions of this Agreement. Reinsurance premiums and any allowances for increased risk amounts will be first-year premiums at the agreed-upon premium rate.

8.2      EXCHANGES AND REPLACEMENTS
         A policy resulting from an internal exchange or replacement will be underwritten by the Ceding Company in accordance with its underwriting guidelines, standards and procedures for exchanges and replacements. If the Ceding Company's guidelines treat the policy as new business, then the reinsurance will also be considered new business. For purposes of this Article, new business is defined as those policies on which:

         (a) the Ceding Company has obtained complete and current underwriting evidence on the full amount; and

         (b) the full normal commissions are paid by the Ceding Company for the new plan; and

         (c) the Suicide and Contestable provisions apply from the effective date of the new plan.

         MARC's approval to exchange or replace the policy will be required if the original policy was reinsured on a facultative basis.

         If the Ceding Company's guidelines do not treat the policy as new business, the exchange or replacement will continue to be ceded to MARC. The rates will be based on the original issue age, underwriting class and duration since the issuance of the original policy.

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               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP

                                                              ARTICLE 9 - CLAIMS



Claims covered under this Agreement include only death claims, which are those due to the death of the insured on a policy reinsured under this Agreement, and any additional benefits specified in Exhibit B, which are provided by the underlying policy and are reinsured under this Agreement.

9.1      NOTICE
         The Ceding Company will notify MARC, as soon as reasonably possible, after it receives a claim on a policy reinsured under this Agreement.

9.2      PROOFS
         The Ceding Company will not be required to provide proper claim proofs if MARC's share of a claim is equal to or less than [REDACTED]. MARC, however, reserves the right to request a complete copy of the file for any claim. If MARC's share of a claim is over [REDACTED], the Ceding Company will promptly provide MARC with proper claim proofs, including a copy of the proof of payment by the Ceding Company, a copy of the claimant statement and a copy of the insured's death certificate. In addition, for contestable claims, the Ceding Company will send to MARC a copy of all papers in connection with the claim, including investigation papers, the underwriting file and underwriter's notes.

9.3      AMOUNT AND PAYMENT OF REINSURANCE BENEFITS
         As soon as MARC receives proper claim notice and proof of the claim, MARC will promptly pay the reinsurance benefits due the Ceding Company. The Ceding Company's contractual liability for policies reinsured under this Agreement is binding on MARC. However, for claims incurred during the contestable period if the total amount of reinsurance ceded to all Reinsurers on the policy is greater than the amount retained by the Ceding Company, or if the Ceding Company retained less than its usual retention on the policy, the Ceding Company will consult with MARC before conceding liability or making settlement to the claimant. The Ceding Company will wait at least ten (10) business days for MARC's recommendation.

         For claims under Accelerated Benefit riders, the reinsurance benefit is MARC's proportionate share of the accelerated death benefit payable (the death benefit less the Ceding Company's discount percentage and subject to Ceding Company's cap on dollar amount or percentage of the total death benefit payable to the insured). Immediately following payment of any accelerated death benefit claim, the net amount at risk reinsured hereunder for the policy will be reduced proportionately with the reduction in face amount of the policy.

         The total reinsurance recoverable from all companies will not exceed the Ceding Company's total contractual liability on the policy, less the amount retained. The maximum reinsurance death benefit payable to the Ceding Company under this Agreement is the risk amount specifically reinsured with MARC. MARC will also pay its proportionate share of the interest that the Ceding Company pays on the death proceeds until the date of settlement.

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               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP

         Life benefit payments will be made in a single sum, regardless of the Ceding Company's settlement options.

9.4      CONTESTABLE CLAIMS
         The Ceding Company will promptly notify MARC of its intention to contest, compromise, or litigate a claim involving a reinsured policy. The Ceding Company will also promptly and fully disclose all information relating to the claim. Once notified, MARC will have fifteen (15) business days to notify the Ceding Company in writing of its decision to accept participation in the contest, compromise, or litigation. If MARC has accepted participation, the Ceding Company will promptly advise MARC of all significant developments in the claim investigation, including notification of any legal proceedings against it in response to denial of the claim.

         If MARC does not accept participation, MARC will then fulfill its obligation by paying the Ceding Company its full share of the reinsurance amount, and will not share in any subsequent reduction or increase in liability.

         If MARC accepts participation and the Ceding Company's contest, compromise, or litigation results in a reduction or increase in liability, MARC will share in any such reduction or increase in proportion to its share of the risk on the contested policy.

9.5      CLAIM EXPENSES
         MARC will pay its share of reasonable claim investigation and legal expenses connected with the litigation or settlement of contractual liability claims unless MARC has discharged its liability pursuant to
         Section 9.4 above. If MARC has so discharged its liability, MARC will not participate in any expenses incurred thereafter.

         MARC will not reimburse the Ceding Company for routine claim and administration expenses, including but not limited to the Ceding Company's home office expenses, compensation of salaried officers and employees, and any legal expenses other than third party expenses incurred by the Ceding Company. Claim investigation expenses do not include expenses incurred by the Ceding Company as a result of a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits.

         Furthermore, MARC will not reimburse the Ceding Company for any expenses, if said expense was not incurred by the Ceding Company while investigating, defending or settling a claim.

9.6      MISREPRESENTATION OR SUICIDE
         If the Ceding Company returns premium to the policyowner or beneficiary as a result of misrepresentation or suicide of the insured, MARC will refund its proportionate share of the premium refund to the Ceding Company in lieu of any other form of reinsurance benefit payable under this Agreement.

9.7      MISSTATEMENT OF AGE OR SEX
         In the event of a change in the amount of the Ceding Company's liability on a reinsured policy due to a misstatement of age or sex, MARC's liability will change proportionately. The face amount of the reinsured policy will be adjusted from the inception of the policy, and any difference will be settled without interest.

                                       12
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                                 MUNICH RE GROUP

9.8      EXTRA-CONTRACTUAL DAMAGES
         MARC will not participate in punitive or compensatory damages that are awarded against the Ceding Company as a result of an act, omission, or course of conduct committed solely by the Ceding Company, its agents, or representatives in connection with claims covered under this Agreement. MARC will, however, pay its share of statutory penalties awarded against the Ceding Company in connection with claims covered under this Agreement if MARC elected in writing to join in the contest of the coverage in question.

         The parties recognize that circumstances may arise in which equity would require MARC, to the extent permitted by law, to share proportionately in punitive and compensatory damages. Such circumstances are difficult to define in advance, but would generally be those situations in which MARC was an active party and, in writing, recommended, consented to, or ratified the act or course of conduct of the Ceding Company that ultimately resulted in the assessment of the extra-contractual damages. In such situations, MARC and the Ceding Company will share such damages so assessed, in equitable proportions.

         For purposes of this Article, the following definitions will apply.

         "PUNITIVE DAMAGES" are those damages awarded as a penalty, the amount of which is neither governed nor fixed by statute.

         "COMPENSATORY DAMAGES" are those amounts awarded to compensate for the actual damages sustained, and are not awarded as a penalty, nor fixed in amount by statute.

         "STATUTORY PENALTIES" are those amounts awarded as a penalty, but are fixed in amount by statute.

                                       13
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                                 MUNICH RE GROUP

                                            ARTICLE 10 - RETENTION LIMIT CHANGES



10.1 If the Ceding Company changes its maximum retention limits as shown in Exhibit A, it will provide MARC with written notice of the intended changes thirty (30) days in advance of their effective date.

         A change to the Ceding Company's maximum retention limits will not affect the reinsured policies in force except as specifically provided elsewhere in this Agreement. Furthermore, unless agreed between the parties, an increase in the Ceding Company's retention schedule will not effect an increase in the total risk amount that it may automatically cede to MARC.

                                       14
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                                 MUNICH RE GROUP

                                                          ARTICLE 11 - RECAPTURE



11.1 Whenever the Ceding Company increases its maximum retention limits over the maximum retention limits set forth in Exhibit A, the Ceding Company has the option to recapture certain risk amounts. If the Ceding Company has maintained its maximum stated retention (not a special retention limit) for the plan and the insured's issue age, sex, and mortality classification, it may apply its increased retention limits to reduce the amount of reinsurance in force as follows.

         (a) The Ceding Company must give MARC thirty (30) days written notice prior to the commencement of recapture.

         (b) The reduction of reinsurance on affected policies will become effective on the policy anniversary date immediately following the notice of election to recapture; however, no reduction will be made until a policy has been in force for at least twenty (20) years.

         (c) If any reinsured policy is recaptured, all reinsured policies eligible for recapture under the provisions of this Article must be recaptured up to the Ceding Company's new maximum retention limits in a consistent manner and the Ceding Company must increase its total amount of insurance on each reinsured life. The Ceding Company may not revoke its election to recapture for policies becoming eligible at future anniversaries.

         If portions of the reinsured policy have been ceded to more than one reinsurer, the Ceding Company must allocate the reduction in reinsurance so that the amount reinsured by each reinsurer after the reduction is proportionately the same as if the new maximum dollar retention limits had been in effect at the time of issue.

         The amount of reinsurance eligible for recapture is based on the current amount at risk as of the date of recapture. For a policy issued as a result of exchange, conversion, or re-entry, the recapture terms of the reinsurance agreement covering the original policy will apply, and the duration period for the purpose of recapture will be measured from the effective date of the reinsurance on the original policy.

         If there is a reinsured waiver of premium claim in effect when recapture takes place, MARC will continue to pay its share of the waiver claim until it terminates. MARC will not be liable for any other benefits, including the basic life risk, that are eligible for recapture. All such eligible benefits will be recaptured as if there were no waiver claim in effect.

         After the effective date of recapture, MARC will not be liable for any reinsured policies or portions of such reinsured policies eligible for recapture that the Ceding Company has overlooked, provided however that MARC will be liable for a refund in full of any premium so received.

         No recapture will be permitted if the Ceding Company has either obtained or increased stop loss reinsurance coverage as justification for the increase in retention limits.

                                       15
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                                 MUNICH RE GROUP

                                                 ARTICLE 12 - GENERAL PROVISIONS



12.1     CURRENCY
         All payments and reporting by both parties under this Agreement will be made in United States dollars.

12.2     PREMIUM TAX
         MARC will not reimburse the Ceding Company for premium taxes.

12.3     INSPECTION OF RECORDS
         MARC and the Ceding Company, or their duly authorized representatives, will have the right to inspect original papers, records, and all documents relating to the business reinsured under this Agreement including underwriting, claims processing, and administration. Upon reasonable advance written notice, such access will be provided during regular business hours at the office of the inspected party.

12.4     FORMS, MANUALS & ISSUE RULES
         The Ceding Company affirms that its retention schedule, underwriting guidelines, issue rules, premium rates and policy forms applicable to the Reinsured Policies and in use as of the effective date, have been supplied to MARC.

         The Ceding Company will promptly notify MARC of any proposed material changes in its underwriting guidelines. This Agreement will not extend to policies issued pursuant to such changes unless MARC has consented in writing to accept policies subject to such changes.

         It is the Ceding Company's responsibility to ensure that its practice and applicable forms are in compliance with current Medical Information Bureau (MIB) guidelines.

12.5     INTEREST RATE
         If, under the terms of this Agreement, interest is accrued on amounts due either party, such interest will be calculated using the 180 day treasury rate as reported in the WALL STREET JOURNAL on the date the payment becomes due, except as it pertains to Article 9, and outlined elsewhere in this Agreement.

12.6     OTHER
         MARC will not participate in gross annual premiums paid by the policyholder, policy fees, expense charges assessed, cash values, accumulation fund amounts, dividends nor any benefits not expressly referred to herein.

12.7     CREDIT FOR REINSURANCE
         It is the intention of both MARC and the Ceding Company that the Ceding Company qualifies for reinsurance credit in the state of Michigan for reinsurance ceded hereunder. Without limiting the generality of the immediately preceding sentence, MARC shall, in conformity with all applicable laws and regulations governing MARC, take any and all commercially reasonable steps within its control so that the Ceding Company may take full credit in its SAP financial statements for the business ceded under this Agreement.

                                       16
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                                 MUNICH RE GROUP

                                                            ARTICLE 13 - DAC TAX



13.1 The parties to this Agreement agree to the following provisions pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations effective December 29, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended:

         (a) The term `party' refers to either the Ceding Company or MARC, as appropriate.

         (b) The terms used in this Article are defined by reference to Regulation Section 1.848-2, effective December 29, 1992.

         (c) The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

         (d) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency, or as otherwise required by the Internal Revenue Service.

         (e) The Ceding Company will submit a schedule to MARC by April 1 of each year with its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company will report such net consideration in its tax return for the preceding calendar year. MARC may contest such calculation by providing an alternative calculation to the Ceding Company in writing within thirty (30) days of MARC's receipt of the Ceding Company's calculation. If MARC does not so notify the Ceding Company within the required timeframe, MARC will report the net consideration as determined by the Ceding Company in MARC's tax return for the previous calendar year.

         (f) If MARC contests the Ceding Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date MARC submits its alternative calculation. If the Ceding Company and MARC reach an agreement on an amount of net consideration, each party will report the agreed upon amount in its tax return for the previous calendar year.

         (g) Both the Ceding Company and MARC represent and warrant that they are subject to United States taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the Internal Revenue Code of 1986, as amended.

                                       17
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                                 MUNICH RE GROUP

                                                             ARTICLE 14 - OFFSET



14.1 Any debts or credits, in favor of or against either MARC or the Ceding Company with respect to this Agreement or any other reinsurance agreement between the parties, are deemed mutual debts or credits and may be offset and only the balance will be allowed or paid.

         The right of offset will not be affected or diminished because of the insolvency of either party.


                                       18
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                                 MUNICH RE GROUP

                                                         ARTICLE 15 - INSOLVENCY



15.1 INSOLVENCY OF A PARTY TO THIS AGREEMENT A party to this Agreement will be deemed insolvent when it:

         (a) applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor of its properties or assets; or

         (b)  is adjudicated as bankrupt or insolvent; or

         (c) files or consents to the filing of a petition in bankruptcy, seeks reorganization to avoid insolvency or makes formal application for any bankruptcy, dissolution, liquidation or similar law or statute; or

         (d) becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party's domicile.

15.2     INSOLVENCY OF THE CEDING COMPANY
         In the event of the insolvency of the Ceding Company, all reinsurance payments due under this Agreement will be payable directly to the liquidator, rehabilitator, receiver, or statutory successor of the Ceding Company, without diminution because of the insolvency, for those claims allowed against the Ceding Company by any court of competent jurisdiction or by the liquidator, rehabilitator, receiver or statutory successor having authority to allow such claims.

         In the event of insolvency of the Ceding Company, the liquidator, rehabilitator, receiver, or statutory successor will give written notice to MARC of all pending claims against the Ceding Company on any policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. While a claim is pending, MARC may investigate and interpose, at its own expense, in the proceeding where the claim is adjudicated, any defense or defenses that it may deem available to the Ceding Company or its liquidator, rehabilitator, receiver, or statutory successor.

         The expense incurred by MARC will be chargeable, subject to court approval, against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to the Ceding Company solely as a result of the defense undertaken by MARC. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Ceding Company.

         MARC will be liable only for the amounts reinsured and will not be or become liable for any amounts or reserves to be held by the Ceding Company on policies reinsured under this Agreement.

                                       19
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                                 MUNICH RE GROUP

                                               ARTICLE 16 - ERRORS AND OMISSIONS



16.1 If through unintentional error, oversight, omission, or misunderstanding (collectively referred to as "errors"), MARC or the Ceding Company fails to comply with the terms of this Agreement and if, upon discovery of the error by either party, the other is promptly notified, each thereupon will be restored to the position it would have occupied if the error had not occurred, including interest, except as provided for in Article 3.

         If it is not possible to restore each party to the position it would have occupied but for the error, the parties will endeavor in good faith to promptly resolve the situation in a manner that is fair and reasonable, and most closely approximates the intent of the parties as evidenced by this Agreement.

         However, MARC will not provide reinsurance for policies that do not satisfy the parameters of this Agreement, nor will MARC be responsible for negligent or deliberate acts or for repetitive errors in administration by the Ceding Company. If either party discovers that the Ceding Company has failed to cede reinsurance as provided in this Agreement, or failed to comply with its reporting requirements, MARC may require the Ceding Company to audit its records for similar errors and to take the actions reasonably necessary to avoid similar errors in the future.


                                       20
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                                 MUNICH RE GROUP

                                                 ARTICLE 17 - DISPUTE RESOLUTION



17.1 In the event of a dispute arising out of or relating to this agreement, the parties agree to the following process of dispute resolution. Within thirty (30) days after MARC or the Ceding Company has first given the other party written notification of a specific dispute, each party will appoint a designated company officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as soon as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The designated officers will decide the specific format for such discussions.

         If the officers cannot resolve the dispute within thirty (30) days of their first meeting, the dispute will be submitted to formal arbitration, unless the parties agree in writing to extend the negotiation period for an additional thirty (30) days.

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                                 MUNICH RE GROUP

                                                        ARTICLE 18 - ARBITRATION



18.1 It is the intention of MARC and the Ceding Company that the customs and practices of the life insurance and reinsurance industry will be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all matters with the highest good faith. If MARC and the Ceding Company cannot mutually resolve a dispute that arises out of or relates to this Agreement, and the dispute cannot be resolved through the dispute resolution process described in Article 17, the dispute will be decided through arbitration.

         To initiate arbitration, either the Ceding Company or MARC will notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent will acknowledge to the notification in writing within fifteen (15) days of its receipt.

         There will be three arbitrators who will be current or former officers of life insurance or life reinsurance companies other than the parties to this Agreement, their affiliates or subsidiaries. Each of the parties will appoint one of the arbitrators and these two arbitrators will select the third. If either party refuses or neglects to appoint an arbitrator within sixty (60) days of the initiation of the arbitration, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within sixty (60) days of the appointment of the second arbitrator, then each arbitrator shall nominate three candidates [within ten (10) days thereafter], two of whom the other shall decline, and the decision shall be made by drawing lots for the final selection.

         Once chosen, the arbitrators are empowered to select the site of the arbitration and decide all substantive and procedural issues by a majority of votes. The site of arbitration will be Lansing, Michigan, unless some other place is mutually agreed upon by the Ceding Company and MARC. As soon as possible, the arbitrators will establish arbitration procedures as warranted by the facts and issues of the particular case. The arbitrators will have the power to determine all procedural rules of the arbitration including but not limited to inspection of documents, examination of witnesses and any other matter relating to the conduct of the arbitration. The arbitrators may consider any relevant evidence; they will weigh the evidence and consider any objections. Each party may examine any witnesses who testify at the arbitration hearing.

         The arbitrators will base their decision on the terms and conditions of this Agreement and the customs and practices of the life insurance and reinsurance industries rather than on strict interpretation of the law. The decision of the arbitrators will be made by majority rule and will be submitted in writing. The decision will be final and binding on both parties and there will be no appeal from the decision. Either party to the arbitration may petition any court having jurisdiction over the parties to reduce the decision to judgment. The arbitrators may not award any exemplary or punitive damages.

                                       22
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                                 MUNICH RE GROUP

         Unless the arbitrators decide otherwise, each party will bear the expense of its own arbitration activities, including its appointed arbitrator and any outside attorney and witness fees. The parties will jointly and equally bear the expense of the third arbitrator and other costs of the arbitration.

         This Article will survive termination of this Agreement.

                                       23
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                                 MUNICH RE GROUP

                                                    ARTICLE 19 - CONFIDENTIALITY



19.1     PRIVACY
MARC agrees to treat Customer Information provided by the Ceding Company as confidential, as prescribed under Federal and State laws and regulations related to privacy. Customer Information includes, but is not limited to, medical, financial, and other personal information about proposed, current, and former policyowners, insureds, applicants, and beneficiaries of policies issued by the Ceding Company. MARC may disclose such information to its retrocessionaires as necessary to perform its internal risk-management functions and to comply with retrocessionaire requirements. MARC may also disclose such information to its external auditors as necessary to comply with audit requirements. MARC will take reasonable steps to assure such outside parties maintain the confidentiality of Customer Information.

         MARC will furnish to the Ceding Company a copy of MARC's privacy policy upon request.

19.2     PROPRIETARY INFORMATION

         (a) The Ceding Company and MARC acknowledge that compliance with the terms of this agreement requires that they exchange Proprietary Information with each other.

         (b) Proprietary Information includes, but is not limited to, business plans, trade secrets, experience studies, underwriting manuals, guidelines and decisions, applications, policy forms, quote terms, actuarial data and assumptions, valuations, financial condition, and the specific terms and conditions of this agreement.

         (c)  Proprietary Information will not include information that:

              (i)  is or becomes  available to the general public other than as
                   a  result  of   disclosure   by  the  party   receiving  the
                   information (hereinafter the "Recipient");

              (ii) is developed independently by the Recipient;

              (iii) is acquired by the Recipient from a third party that is not known by the Recipient to be bound to keep the information confidential; or

              (iv) was already within the possession of the Recipient,  and not subject to a confidentiality agreement, prior to being furnished by the other party.

19.3 MARC and the Ceding Company shall hold all Proprietary Information received from the other party in confidence and will not disclose such information except to their own directors, officers, employees, affiliates, and advisors (collectively the "Representatives") who need to know such information in connection with the proper execution of this agreement. MARC and the Ceding Company shall inform all Representatives of the confidentiality of the Proprietary Information and will direct such Representatives to treat the information accordingly.

19.4. MARC may disclose Proprietary Information to its retrocessionaires or MIB as necessary to perform its internal risk-management functions and to comply with retrocessionaire requirements. The Ceding Company or

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                                 MUNICH RE GROUP


         MARC may disclose Proprietary Information to its external auditors as necessary to comply with audit requirements. The parties will take reasonable steps to assure such outside parties maintain the confidentiality of such Proprietary Information.

19.5 Either party may disclose Proprietary Information when legally compelled to do so. In such event, the party so compelled will provide the other party with prompt notice prior to disclosure so that the other party may seek an appropriate remedy.

19.6 The provisions of this Article survive for two years beyond the termination of the last in force policy reinsured under this Agreement.

                                       25
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                                 MUNICH RE GROUP

                                              ARTICLE 20 - DURATION OF AGREEMENT



20.1 This Agreement is indefinite as to its duration. The Ceding Company or MARC may terminate this Agreement with respect to the reinsurance of new business by giving thirty (30) days written notice of termination to the other party, sent by certified mail. The first day of the notice period is deemed to be the date the document is postmarked.

         During the notification period, the Ceding Company will continue to cede and MARC will continue to accept policies covered under the terms of this Agreement. Reinsurance coverage on all reinsured policies will remain in force until the termination or expiry of the policies or until the contractual termination of reinsurance under the terms of this Agreement, whichever occurs first.

                                       26
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                                 MUNICH RE GROUP

                                                          ARTICLE 21 - EXECUTION



21.1 This Agreement is effective as of March 8, 2004, and applies to all eligible policies with issue dates on or after such date and to eligible policies applied for on or after such date that were backdated for up to six (6) months to save age. This Agreement has been made in duplicate and is hereby executed by all parties.



Jackson National Life Insurance Company                       Munich American Reassurance Company



By:      LISA C. DRAKE                                        By:      DALE B. HINTZ
         ------------------------------------------                    --------------------------------------------
         (signature)                                                   (signature)

         Lisa C. Drake                                                 Dale B. Hintz
         ------------------------------------------                    --------------------------------------------
         (print or type name)                                          (print or type name)

Title:   SVP & Chief Actuary                                  Title:   Vice President
         ------------------------------------------                    --------------------------------------------

Date:    June 2, 2005                                         Date:    May 13, 2005
         ------------------------------------------                    --------------------------------------------

Location:   Lansing, MI                                       Location:   Atlanta, GA
         ------------------------------------------                    --------------------------------------------

Attest:  RICHARD D. ASH                                       Attest: DAVID BURGGEMANN
         ------------------------------------------                   ---------------------------------------------
         (signature)                                                   (signature)

Title:   Vice President                                       Title:   AVP & Actuary
         ------------------------------------------                    --------------------------------------------

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                                 MUNICH RE GROUP

                                                                       EXHIBIT A


RETENTION LIMITS OF THE CEDING COMPANY



A.1      LIFE INSURANCE - MAXIMUM LIMITS OF RETENTION

         (a)      Domestic and Canadian Business


                  ------------------- ------------------------ ---------------------- ------------------------
                      Issue Ages        Standard - Table 2       Table 3 - Table 8      Table 9 - Table 16
                  ------------------- ------------------------ ---------------------- ------------------------
                  ------------------- ------------------------ ---------------------- ------------------------
                         0-65                      [REDACTED]             [REDACTED]               [REDACTED]
                  ------------------- ------------------------ ---------------------- ------------------------
                  ------------------- ------------------------ ---------------------- ------------------------
                        66-75                      [REDACTED]             [REDACTED]               [REDACTED]
                  ------------------- ------------------------ ---------------------- ------------------------
                  ------------------- ------------------------ ---------------------- ------------------------
                     76 and over                   [REDACTED]             [REDACTED]               [REDACTED]
                  ------------------- ------------------------ ---------------------- ------------------------

         (b)      Mexican Business


                  ------------------- ------------------------ ---------------------- ------------------------
                      Issue Ages        Standard - Table 2       Table 3 - Table 8      Table 9 - Table 16
                  ------------------- ------------------------ ---------------------- ------------------------
                  ------------------- ------------------------ ---------------------- ------------------------
                         0-65                      [REDACTED]             [REDACTED]               [REDACTED]
                  ------------------- ------------------------ ---------------------- ------------------------
                  ------------------- ------------------------ ---------------------- ------------------------
                        66-75                      [REDACTED]             [REDACTED]               [REDACTED]
                  ------------------- ------------------------ ---------------------- ------------------------
                  ------------------- ------------------------ ---------------------- ------------------------
                     76 and over                   [REDACTED]             [REDACTED]               [REDACTED]
                  ------------------- ------------------------ ---------------------- ------------------------

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               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP

                                                                       EXHIBIT B


PLANS COVERED AND BINDING LIMITS

The business automatically reinsured under this Agreement is defined as follows.

B.1      PLANS, RIDERS AND BENEFITS
         Policies issued on plans with effective dates within the applicable period shown below may qualify for automatic reinsurance under the terms of this Agreement.

                                                                                  Commencement            Termination
                Plan Identification                 Form No.                              Date                   Date
         ----------------------------------- ----------------------- -------------------------- ----------------------
         Flexible Premium Variable
         Universal Life Insurance
         Policy-Perspective Investor VUL            VUL1802                      March 8, 2004
         (including Extended Maturity
         Option Other Insured Term
         Insurance Rider Scheduled Term               9443                       March 8, 2004
         Insurance Rider
                                                      9440                       March 8, 2004


B.2      Basis
         MARC's share will be fifteen percent (15%) of the excess over the Ceding Company's retention specified in Exhibit A. This amount will not exceed MARC's share of the maximum Automatic Binding Limits specified in Exhibit B.3.

B.3      Automatic Binding Limits
         (a)  Life
                                                             DOMESTIC AND CANADIAN BUSINESS

                  ----------------------------------------------------------------------------------------------
                                                      MARC's Maximum Share
                  ----------------------------------------------------------------------------------------------
                  --------------------- ------------------------ ---------------------- ------------------------
                          Ages            Standard - Table 2       Table 3 - Table 8      Table 9 - Table 16
                  --------------------- ------------------------ ---------------------- ------------------------
                  --------------------- ------------------------ ---------------------- ------------------------
                          0-65                       [REDACTED]             [REDACTED]               [REDACTED]
                  --------------------- ------------------------ ---------------------- ------------------------
                  --------------------- ------------------------ ---------------------- ------------------------
                         66-75                       [REDACTED]             [REDACTED]               [REDACTED]
                  --------------------- ------------------------ ---------------------- ------------------------
                  --------------------- ------------------------ ---------------------- ------------------------
                         76-85                       [REDACTED]                      0                        0
                  --------------------- ------------------------ ---------------------- ------------------------

                  ----------------------------------------------------------------------------------------------
                                                          Pool Maximum
                  ----------------------------------------------------------------------------------------------
                  --------------------- ------------------------ ---------------------- ------------------------
                          Ages            Standard - Table 2       Table 3 - Table 8      Table 9 - Table 16
                  --------------------- ------------------------ ---------------------- ------------------------
                  --------------------- ------------------------ ---------------------- ------------------------
                          0-65                       [REDACTED]             [REDACTED]               [REDACTED]
                  --------------------- ------------------------ ---------------------- ------------------------
                  --------------------- ------------------------ ---------------------- ------------------------
                         66-75                       [REDACTED]             [REDACTED]               [REDACTED]
                  --------------------- ------------------------ ---------------------- ------------------------
                  --------------------- ------------------------ ---------------------- ------------------------
                         76-85                       [REDACTED]                      0                        0
                  --------------------- ------------------------ ---------------------- ------------------------

--------------------------------------------------------------------------------
               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP


                                                       MEXICAN BUSINESS


                  ----------------------------------------------------------------------------------------------
                                                      MARC's Maximum Share
                  ----------------------------------------------------------------------------------------------
                  --------------------- ------------------------ ---------------------- ------------------------
                          Ages            Standard - Table 2       Table 3 - Table 8      Table 9 - Table 16
                  --------------------- ------------------------ ---------------------- ------------------------
                  --------------------- ------------------------ ---------------------- ------------------------
                          0-65                       [REDACTED]             [REDACTED]               [REDACTED]
                  --------------------- ------------------------ ---------------------- ------------------------
                  --------------------- ------------------------ ---------------------- ------------------------
                         66-75                       [REDACTED]             [REDACTED]               [REDACTED]
                  --------------------- ------------------------ ---------------------- ------------------------
                  --------------------- ------------------------ ---------------------- ------------------------
                         76-85                       [REDACTED]                      0                        0
                  --------------------- ------------------------ ---------------------- ------------------------

                  ----------------------------------------------------------------------------------------------
                                                          Pool Maximum
                  ----------------------------------------------------------------------------------------------
                  --------------------- ------------------------ ---------------------- ------------------------
                          Ages            Standard - Table 2       Table 3 - Table 8      Table 9 - Table 16
                  --------------------- ------------------------ ---------------------- ------------------------
                  --------------------- ------------------------ ---------------------- ------------------------
                          0-65                       [REDACTED]             [REDACTED]               [REDACTED]
                  --------------------- ------------------------ ---------------------- ------------------------
                  --------------------- ------------------------ ---------------------- ------------------------
                         66-75                       [REDACTED]             [REDACTED]               [REDACTED]
                  --------------------- ------------------------ ---------------------- ------------------------
                  --------------------- ------------------------ ---------------------- ------------------------
                         76-85                       [REDACTED]                      0                        0
                  --------------------- ------------------------ ---------------------- ------------------------

                  The pool maximum autobind amounts above exclude the Ceding Company's retention.

         (b) Scheduled Term Insurance Rider (STR) - MARC shall reinsure the STR as follows:

              1.   STR available only on base insured.

              2. STR will be treated as an increase in specified death benefit.

              3. All increases as a result of the STR will be fully underwritten.

              4. MARC will only participate on the STR on those policies that were reinsured with MARC at the original issue date. MARC will not participate in any deferred reinsurance coverage.

              5. All STR scheduled increases will be underwritten for the highest total increase amount at the time the STR is applied for.

              6. Any increases to the Target Death Benefit after issue will be fully underwritten.

              7. A refusal to accept a scheduled increase will void any future scheduled increases, subject to new underwriting.

         (c)  Accelerated Living Benefit Rider

              MARC will participate in its share of this benefit.

--------------------------------------------------------------------------------
               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP

B.4      JUMBO LIMITS
         The Ceding Company will not cede any risk automatically if, according to information available to the Ceding Company, the total amount in force and applied for on the life with all insurance companies, including any amount to be replaced, exceeds the applicable amounts shown below.
         (a) Life (with or without Waiver of Premium): [REDACTED]



--------------------------------------------------------------------------------
               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP

                                                                       EXHIBIT C


FORMS, MANUALS AND ISSUE RULES





--------------------------------------------------------------------------------
               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP

                                                                       EXHIBIT D

REINSURANCE PREMIUMS

D.1      LIFE
         Plans covered under this Agreement will be reinsured on a YRT basis.

         (a)  Flexible Premium Variable Universal Life Policy

              Scheduled Term Insurance Rider

              The premium basis for the first [REDACTED] of reinsurance ceded will be based on the following percentages of the Ceding Company's annualized monthly projected cost-of-insurance per [REDACTED] rates multiplied by the Ceding Company's banding table for policies with Specified and/or Target Death Benefits greater than or equal to [REDACTED]:


                              CLASS                                  1           2-10        11 ON
                              -----                                -----         ----        -----

              Male Preferred Plus Non-Tobacco                       0%           56%          90%
              Male Preferred Non-Tobacco                            0%           62%          85%
              Male Non-Tobacco                                      0%           65%          73%
              Male Preferred Tobacco                                0%           67%          68%
              Male Tobacco                                          0%           84%          85%
              Female Preferred Plus Non-Tobacco                     0%           55%          96%
              Female Preferred Non-Tobacco                          0%           61%          90%
              Female Non-Tobacco                                    0%           66%          80%
              Female Preferred Tobacco                              0%           70%          71%
              Female Tobacco                                        0%           88%          89%

         (b)  Other Insured Term Insurance Rider

              The premium basis for the first [REDACTED] of reinsurance ceded will be the following percentages based on the OIR projected cost of insurance rates:

                        CLASS                    1               2 ON
                        -----                  -----             ----

              Preferred Plus Non-Tobacco         0%              80%
              Preferred Non-Tobacco              0%              82%
              Non-Tobacco                        0%              78%
              Preferred Tobacco                  0%              70%
              Tobacco                            0%              83%

         (c) Amounts of reinsurance in excess of [REDACTED] on any one life shall be reinsured on the basis of MARC's Non-Refund YRT Premium Rates.

D.2      AGE BASIS
         Age      Nearest

--------------------------------------------------------------------------------
               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP

D.3      POLICY FEES
         MARC will not participate in any policy fees.

D.4      RECAPTURE PERIOD
         Number of years:             20
                                    ------

D.5      SUBSTANDARD RATINGS
         Premiums will be based on the standard rate increased by an extra 25% per table of assessed rating.

         Allowances are the same as those for standard life coverage.

D.6      FLAT EXTRAS
         The total premium remitted to MARC will include the flat extra premium minus the allowances shown below.


                 TYPE OF FLAT EXTRA PREMIUM                     FIRST YEAR                          RENEWAL
                 --------------------------                     ----------                          -------
         Temporary (1-5 years)                                      90%                               90%
         Permanent (6 years & greater)                              25%                               90%

--------------------------------------------------------------------------------
               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP

                                                                       EXHIBIT E


SELF-ADMINISTERED REPORTING


E.1 The Ceding Company will self-administer all reinsurance reporting. The Ceding Company will send MARC the reports listed below at the frequency specified.

         TRANSACTION REPORTS [monthly]
         1.  New Business
         2.  First Year - Other than New Business
         3.  Renewal Year
         4.  Changes and Terminations
         5.  Accounting Information
         PERIODIC REPORTS
         6. Statutory Reserve Information (quarterly) 7. Policy Exhibit Information (monthly)
         8.  Inforce (monthly)

         A brief description of the data requirements follows below.

         TRANSACTION REPORTS
         The Ceding Company agrees to provide the following policy data in each report as outlined in Exhibits E, F and G, and as referenced below:

         1.   NEW BUSINESS
              This report will include new issues only, the first time the policy is reported to MARC. Automatic and Facultative business will be identified separately.

         2.   FIRST YEAR - OTHER THAN NEW BUSINESS
              This report will include policies previously reported on the new business detail and still in their first duration, or policies involved in first year premium adjustments.

         3.   RENEWAL YEAR
              All policies with renewal dates within the Accounting Period will be listed.

--------------------------------------------------------------------------------
               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP

         4.   CHANGES AND TERMINATIONS
              Policies affected by a change during the current reporting period will be included in this report. Type of change or termination activity must be clearly identified for each policy.

              The Ceding Company will identify the following transactions either by separate listing or unique transaction codes:
              Terminations, Reinstatements, Changes, Conversions, and Replacements. For Conversions and Replacements, the Ceding Company will report the original policy date, as well as the current policy date.

         5.   ACCOUNTING INFORMATION
              Premiums and allowances will be summarized for Life coverages, Benefits, and Riders by the following categories: Automatic and Facultative, First Year and Renewals.

         PERIODIC REPORTS
         6.   STATUTORY RESERVE INFORMATION
              Statutory reserves will be summarized for Life coverages, Benefits and Riders. The Ceding Company will specify the reserve basis used.

         7.   POLICY EXHIBIT INFORMATION
              This is a summary of transactions during the current period and on a year-to-date basis, reporting the number of policies and reinsured amount.

         8.   INFORCE
              This is a detailed report of each policy in force.

--------------------------------------------------------------------------------
               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP

                                                                       EXHIBIT F

LIST OF RISKS REINSURED



The "List of Risks Reinsured," showing all renewing policies, should be prepared and submitted monthly, quarterly, or annually according to the terms of the Agreement. At least once a year at the end of each year, a list must be submitted by the Ceding Company to MARC including ALL risks reinsured under this Agreement. Premiums due should be included only for the period being reported. The information required to be shown on such lists is set out below.

     A.   Policy number
     B. Name of insured (MINIMUM is surname and first initial; prefer to have first name and middle initial as well.)
     C.   Sex
     D.   Date of birth (month, day, year)
     E.   Issue age
*    F. Attained age
     G. Policy date (month, day, year) or date of increase/decrease in specified amount
     H.   Transaction code (in force)
          1.   First year, newly reported (i.e., new business)
          2. First year, previously reported (i.e., renewal business in first policy year)
          3.   Renewal
     I. Substandard rating (table, mortality percentage, flat extra amount and duration. Show multiple of standard for ADB or WPD.)
     J.   Plan or plan code (IF more than one plan is covered by the Agreement)
     K.   Underwriting class (smoker, nonsmoker, preferred, etc.)
     L.   Specified amount issued (life, ADB, WPD)
     M. Death benefit option (i.e., cash value INCLUDED IN or IN ADDITION TO the specified amount)
*    N. Current death benefit (under original policy)
     O.   Proportion reinsured this policy (where applicable)
     P.   Amount reinsured
     Q.   Current reinsurance amount at risk
     R.   Reinsurance premium (life, ADB, WPD)
*    S. Net cash amount due MARC (life, ADB, WPD)
*    T. Automatic or facultative
*    U. Currency code if not U.S. currency



* Desirable but not required

--------------------------------------------------------------------------------
               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP

                                                                       EXHIBIT F
                                                                     (CONTINUED)


There should be separate subtotals for all items listed below. Each subtotal should include:

Policy count (life--separately for new business, renewals, and combined) Reinsurance amount at risk (separately for new business, renewals, and combined) Reinsurance premium (separately for new business, renewals, and combined) Reinsurance commission (separately for new business, renewals, and combined) Net amount due MARC (separately for new business, renewals, and combined)

The various policy details including reinsurance amount at risk and proportion reinsured shown on the "List of Risks Reinsured" should correspond to the in force AFTER any changes reported concurrently on the "List of Amendments." We need a grand total each reporting period for policy count in force and reinsurance amount at risk in force (separately for new business, renewals, and combined). A separate total of ADB in force is needed. This need not be separated into new business and renewals.

A grand total of reinsurance premium and net amount due MARC, including all in force and amendments, should be shown (separately for first year, renewals, and combined categories). Separate totals should be provided for life, ADB, and WPD. This may be shown on the "List of Risks Reinsured" or may be included in a separate summary.

Where premiums for more than one period are being reported on a single list, the basic identification (policy number, name of insured, sex, date of birth, age, and policy date) need be shown only one time on the first line for the policy. Subsequent lines should each relate to a different period and the period involved should be indicated.

Although an increase or decrease in the specified amount will not, as a rule, result in the issuance of a new policy, the amount of such increase or decrease should be reported separately from the base specified amount so that differences in premium rates can be reflected. For example, the amount of increase in specified amount might involve a substandard rating that differs from the rating for the base specified amount. In any such case, it might be a good idea to assign a separate policy number suffix.

Any significant deviations from these reporting guidelines must be agreed to by MARC.

--------------------------------------------------------------------------------
               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP

                                                                       EXHIBIT G

LIST OF AMENDMENTS


Each "List of Amendments" (monthly, quarterly, or annual) should show details for each policy for which any transaction (see codes 4-12 below) occurred which has an effect on either the reinsurance amount at risk or reinsurance premium. The basic policy details to be shown include the following:

     a. Policy number
     b. Name of insured
*    c. Date of birth
     d. Transaction code (changes to in force)
        4.   Termination without value
        5.   Policy not placed (NTO)
        6.   Surrender (full or partial)
        7.   Reinstatement
        8.   Increase in specified amount
        9.   Decrease in specified amount
        10.  Conversion or change of plan (e.g., Option A to Option B)
        11.  Death
        12. Other (Please describe.) Under item 12, we would like you to describe any other amendments such as partial recapture, full recapture, table rating reduction, etc,
     e. Effective date of transaction
     f. Net increase or decrease in reinsurance amount at risk from the reinsurance amount at risk last reported to MARC before the change
     g. Reinsurance premium adjustment (separately for first year/renewal)
     h. Net adjustment due MARC (separately for first year/renewal)
     i. Currency code if not U.S. currency

Subtotals of policy count and reinsurance amount at risk should be provided for each transaction code where the transaction is such that the life policy count in force is altered by the transaction. For items g and h only grand totals are required (separately for first year/renewal/combined).

The premium adjustments should include adjustments UP TO the current reporting period (e.g., month, quarter). Premiums for the current reporting period should appear on the "List of Risks Reinsured."

It is not necessary to adhere strictly to the set of transaction codes shown above as long as the amendments are clearly identified and appropriate subtotals and totals can be provided.


*Desirable but not required

--------------------------------------------------------------------------------
               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP

                                                                       EXHIBIT H

IN-FORCE SUMMARY FORM


                                           SELF-ADMINISTERED LIFE REINSURANCE

                                                     Summary Report

                                        For the Period _________________ through
                                         To Munich American Reassurance Company

                                                                           Account
   Company Name                                                            Number
                   ----------------------------------------------------           --------------------------------------

   Treaty ID:
                   -------------------------------------------------------------------------------

   Plan ID:
                   ---------------------------------------------------------------------------------------

   Prepared By                                                             Date                     Phone
                   ----------------------------------------------------         -------------------       --------------

   I. Policy Exhibit Summary (Life Reinsurance Only)


   ====================================================================================================================
                                                                         Number of                  Amount of
                                                                         Policies                  Reinsurance
   --------------------------------------------------------------------------------------------------------------------
    A. In Force As Of Last Report
   --------------------------------------------------------------------------------------------------------------------
    B. New Paid Reinsurance Ceded
   --------------------------------------------------------------------------------------------------------------------
    C. NTO
   --------------------------------------------------------------------------------------------------------------------
    D. Reinstatements
   --------------------------------------------------------------------------------------------------------------------
    E. Administrative New Business (Conversions, Etc.)
   --------------------------------------------------------------------------------------------------------------------
    F. Lapses
   --------------------------------------------------------------------------------------------------------------------
    G. Recaptures
   --------------------------------------------------------------------------------------------------------------------
    H. Surrenders (Coinsurance Only)
   --------------------------------------------------------------------------------------------------------------------
    I. Death
   --------------------------------------------------------------------------------------------------------------------
    J. Expiries
   --------------------------------------------------------------------------------------------------------------------
    K. Administrative Lapses
   --------------------------------------------------------------------------------------------------------------------
    L. Increase/Decrease XXXXXX
   --------------------------------------------------------------------------------------------------------------------
    M. In Force As Of Current Report
   --------------------------------------------------------------------------------------------------------------------
    N. ADB In Force As of Current Report XXXXXX
   ====================================================================================================================

   II.   Accounting Summary

   ================ ================================= ================================= ========== =================

                                Premiums                         Commissions
                                                                                                        Net Due
    Category                                                                             Other*        MARC-Life
                    -------------- ------------------ -------------- ------------------

                     First Year      Renewal Year      First Year      Renewal Year
   ---------------- -------------- ------------------ -------------- ------------------ ---------- -----------------

    Life
   ---------------- -------------- ------------------ -------------- ------------------ ---------- -----------------

    WP
   ---------------- -------------- ------------------ -------------- ------------------ ---------- -----------------

    ADB
   ---------------- -------------- ------------------ -------------- ------------------ ---------- -----------------

   ---------------- -------------- ------------------ -------------- ------------------ ---------- -----------------

    Total
   ================ ============== ================== ============== ================== ========== =================

     * If more than one category is included (e.g., surrender benefits, dividends), please show details on the reverse side of this form.

                                                                                                                RADF61

------------------------------------------------------------------------------------------------------------------------
               [GRAPHIC OMITTED] MARC
                                 MUNICH RE GROUP




                                        FACULTATIVE-AUTOMATIC SUBMISSION        Munich American Reassurance Company
Ceding Co.: _________________________   ORIGINAL-ADDITIONAL-MIB Inquiry Only    P.O. Box 3210, Atlanta, GA 30302-3210
Address: ____________________________                                           Telephone: (770) 350-3200
Underwriter's Name: _________________           DATE: _______________           Fax: (770) 350-3412
Underwriting Area: __________________

------------------------------------------------------------------------------------------------------------------------------------

Insured's Name (Lst, Fst, M)                Policy Number:______________        Original Pol No.:_____________________
Date of Birth:_____ Issue Age:___ Sex:____  Policy Date:________________        Original Pol Date:____________________
Birth State:_________ Birth Country:______  Reins Eff Date:_____________        Original Iss Age:_____________________
Reside State:________ Reside Country:_____                                      Continuation:__________ Duration:_____
Occupation:_______________________________  Policy Certificate ID:______
Second Insured's Name:____________________
Date of Birth:_____ Issue Age:___ Sex:____

------------------------------------------------------------------------------------------------------------------------------------

Plan Name:_______ Smoker Code:____________  ----------------------------------------------------------------------------
Plan Name:_______ Smoker Code:____________                                  LIFE   |    WPD   |   ADB    |       |
                                            ----------------------------------------------------------------------------
                                            Previous In Force                      |          |          |       |
Life Rates:_______________________________                                ----------------------------------------------
                                            Previous Retained                      |          |          |       |
Reserve Basis:____________________________                                ----------------------------------------------
                                            Issued This Policy                     |          |          |       |
                                                                          ----------------------------------------------
Benefit 1:___________ Ben 1 Rating:_______  Reinsured Amount                       |          |          |       |
Benefit 2:___________ Ben 2 Rating:_______  ----------------------------------------------------------------------------
Benefit 3:___________ Ben 3 Rating:_______  --------------------------------  ------------------------------------------------
Benefit 4:___________ Ben 4 Rating:_______  Policy    |      |  Amount          In Force Policies
Benefit 5:___________ Ben 5 Rating:_______   Year     |  Age |  At Risk       ------------------------------------------------
                                            --------------------------------      Policy      Issue Amount  | Retained Amount
                                                      |      |                ------------------------------------------------
                                            --------------------------------                                |
                                                      |      |                ------------------------------------------------
Flat Extra 1:         Flat Ex 1 Dur:        --------------------------------                                |
Flat Extra 2:         Flat Ex 2 Dur:                  |      |                ------------------------------------------------
                                            --------------------------------                                |
                                                      |      |                ------------------------------------------------
                                            --------------------------------                                |
                                                      |      |                ------------------------------------------------
                                            --------------------------------                                |
                                                      |      |                ------------------------------------------------
                                            --------------------------------
                                                      |      |                Comments
                                            --------------------------------           ---------------------------------------
                                                      |      |                ------------------------------------------------
                                            --------------------------------  ------------------------------------------------
                                                      |      |                ------------------------------------------------
                                            --------------------------------
                                                      |      |
                                            --------------------------------

------------------------------------------------------------------------------------------------------------------------------------

Submission Type:  Fac______ Auto_________
Original Submission Date:________________     ---------------------------------------------------------------------------------
Offer Accepted Date:_____________________     Submitted File Includes:
Withdrawal Date:_________________________     ---------------------------------------------------------------------------------
-------------------------------------------       |  Application                   |    | X-Ray
Circle Withdrawal Reason:                     ---------------------------------------------------------------------------------
                                                  |  Medical Examination           |    | Other Medical Underwriting Data
1. Underwriting Not Complete                  ---------------------------------------------------------------------------------
2. Policy Not Delivered                           | Blood Profile                  |    | Inspection Report
3. All Within Our Retention                   ---------------------------------------------------------------------------------
4. Placed With Automatic Reinsurer Report         | Heart Chart                    |    | Additional Inspection
5. Placed With Another Reinsurer              ---------------------------------------------------------------------------------
                                                  |  Attending Physician's Report  |    | Aviation Questionnaire
    a) Rating b) Requirements                 ---------------------------------------------------------------------------------
    c) Quicker Response                           | Microscopic Urinalysis         |    | Other Non-medical Data
-------------------------------------------   ---------------------------------------------------------------------------------
                                                  |  Electrocardiogram             |    |
                                              ---------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------